Exhibit 99.1

News Release

American Tire Distributors Announces Offering of $250 Million Senior Secured Notes

CHARLOTTE, NC, May 17, 2010 – American Tire Distributors Holdings, Inc. (“Holdings”) today announced that its subsidiary, American Tire Distributors, Inc., (the “Issuer”) intends to offer $250 million aggregate principal amount of senior secured notes due 2017 (the “Notes”). The Issuer will use the net proceeds from the offering to finance in part the acquisition of Holdings by certain investment funds affiliated with TPG Capital and to repay a portion of the Issuer’s and Holdings’ existing debt and to pay fees and expenses in connection with the transactions.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements reflect Holdings’ current expectations, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions generally; conditions in the industry; conditions in the credit markets and changes in interest rates; and Holdings’ ability to complete planned transactions, including, without limitation, the planned acquisition of Holdings and the issuance of the Notes. Forward-looking statements contained in this news release speak only as of the date of this news release, and Holdings undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Investor Contact:

David L. Dyckman

704-992-2000

SOURCE: American Tire Distributors, Inc.